                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

    Filed by the Registrant / /
    Filed by a Party other than the Registrant /X/

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    /X/  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12

                                QUICKTURN DESIGN SYSTEMS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                 MENTOR GRAPHICS CORPORATION
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                             [MENTOR GRAPHICS LOGO]

                                IMPORTANT NOTICE

                                                                October 16, 1998

Dear Quickturn Stockholder:

    THE LOCATION OF THE SPECIAL MEETING OF STOCKHOLDERS OF QUICKTURN DESIGN SYSTEMS, INC., CALLED BY MENTOR GRAPHICS CORPORATION FOR OCTOBER 29, 1998 AT 3 P.M. NEW YORK CITY TIME, HAS BEEN CHANGED TO THE CORPORATION TRUST COMPANY, 1209 ORANGE STREET, WILMINGTON (COUNTY OF NEW CASTLE), DELAWARE 19801. As you know, the Special Meeting was previously scheduled to take place at the offices of The Corporation Trust Company in Dover, Delaware as provided in the Notice of Special Meeting sent to you on September 11, 1998. The foregoing constitutes the Amended and Supplemental Notice of Special Meeting to holders of record of Quickturn common stock as of the close of business on September 10, 1998, the record date for the October 29 Special Meeting.

    Mentor Graphics had set the Special Meeting in Dover, Delaware based on a provision in Quickturn's bylaws. Quickturn filed a motion in Delaware state court today stating that Quickturn's certificate of incorporation, which provides for Wilmington, Delaware as the location of the Special Meeting, should control over the bylaw provision. By waiting for over a month to even mention this, the motion is another example of Quickturn's ongoing effort to delay the vote at the Special Meeting and frustrate the will of stockholders who want to accept our $12.125 per share, fully financed, all-cash offer. Mentor Graphics will provide round-trip transportation to the Wilmington, Delaware location for any stockholder who appears at the Dover, Delaware location.

                                   -BULLETIN-

    It is important for you to know that, on October 14, 1998, Institutional Shareholder Services Inc. (ISS), one of the nation's leading institutional shareholder advisory firms, recommended to its clients that they vote in favor of Mentor Graphics' director nominees and related proposals at the Special Meeting. In its report, ISS states: "At best, ISS views the [Quickturn] board's action as an overzealous execution of its perceived fiduciary duty to shareholders. At worst, we must give weight to the self-preservation effects that the takeover defenses produce on behalf of the board and management at the potential expense of shareholders. Fiduciary duty does not include eliminating or obstructing the rights of shareholders to determine to accept any offer for their ownership in the company."

    The ISS report concludes: "The board's duty would have been more properly executed by placing its argument squarely in opposition to the offer of [Mentor]and allowing shareholders to exercise their right to vote democratically and expeditiously on the matter."

                        VOTE YOUR GOLD PROXY CARD TODAY!

    If you have any questions or need assistance in voting Mentor Graphics' GOLD proxy card, please call MacKenzie Partners, Inc., which can be reached at 800-322-2885 Toll-Free or at 212-929-5500 (Collect).

                                          Sincerely,
                                          /s/ Walden C. Rhines
                                          Walden C. Rhines
                                          President and Chief Executive Officer